UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the

Commission Only (as permitted by

Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-12

BusinessWay International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

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the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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BUSINESSWAY INTERNATIONAL CORPORATION

CORPORATE HEADQUARTERS

117 GUN AVENUE

POINTE-CLAIRE, QC H9R 3X2

(514) 693-0877

FAX (514) 990-6223

February 15, 2002

Dear Shareholder:

It is a pleasure to invite you to attend the 2001 Annual Meeting of Shareholders of BusinessWay International Corporation. The meeting will be held at the Holiday Inn Pointe-Claire, St.-Laurent Suite, 6700 Rte Transcanadienne, Pointe-Claire, Quebec, on Friday, March 8, 2002, 09:00 a.m. local time.

The formal notice of the meeting, the proxy statement and your proxy card are enclosed in this mailing. At the meeting you will be asked to elect four (4) directors, ratify the appointment of independent accountants and vote on other business as may properly come before the meeting.

Whether or not you plan to attend the Shareholder Meeting in person, we ask that you execute and return your proxy promptly. Submitting your vote at this time will save your Company the cost of additional proxy solicitation.

Thank you for your continued support.

Sincerely,

/s/ Fabrice Zambito /s/ Faris Heddo

Fabrice Zambito Faris Heddo

Chairman of the Board Chief Executive Officer

/s/ Michele Scott

Michele Scott

Chief Financial Officer and Secretary

BUSINESSWAY INTERNATIONAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 8, 2002

February 15, 2002

To The Shareholders:

The Annual Meeting of Shareholders of BusinessWay International Corporation will be held at the Holiday Inn Pointe-Claire, St.-Laurent Suite, 6700 Rte Transcanadienne, Pointe-Claire, Quebec, on Friday , March 8, 2002, at 09:00 a.m., Eastern Time, to consider and act upon the following:

1. Election of four (4) directors for one year or until a successor is elected and qualified;

  Ratification of the appointment of independent accountants; and

3. Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record as of the close of business on February 15, 2002, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

SHAREHOLDERS ARE REMINDED THAT SHARES CANNOT BE VOTED UNLESS THE SIGNED PROXY CARD IS RETURNED OR THE SHARES ARE VOTED IN PERSON OR OTHER ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.

By Order of the Board of Directors

/s/ MICHELE SCOTT

Michele Scott

Corporate Secretary

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MARCH 8, 2002

INTRODUCTION

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BusinessWay International Corporation of proxies to be used at the Shareholder Meeting of Shareholders of the Company on March 8, 2002, at 09:00 a.m. at the Holiday Inn Pointe-Claire, St.-Laurent Suite, 6700 Rte Transcanadienne, Pointe-Claire, Quebec and at any adjournment thereof. The Company's Summary Annual Report for 2001 and this proxy material is being sent to shareholders beginning on or about February 15, 2002.

Shares represented by valid proxies will be voted at the Shareholder Meeting or any adjournment thereof in accordance with each shareholder's directions. Please vote by marking the appropriate boxes, signing, dating and returning the enclosed proxy card. If the card is signed and returned without direction, the shares will be voted as recommended by the Board. A shareholder may revoke a proxy at any time before its use by filing written notice of revocation by submitting a subsequent proxy to the Corporate Secretary of the Company or by voting in person at the meeting.

OUTSTANDING STOCK AND VOTING RIGHTS

The Company's Board of Directors has fixed the close of business on February 15, 2002, as the record date for determining shareholders of record entitled to notice of, and to vote at the Shareholder Meeting. On the record date, the Company had 52,655,667 outstanding shares of common stock and 6,000,000 Class A Special Voting Convertible (convertible 1 to 1) Shares for the FondAction (CSN) and 1,100,000 options for Faris Heddo and 1,100,000 for Michele Scott as per Share Exchange Agreement of September 12, 2000. Each shareholder is entitled to one vote for each share of common stock registered in that person's name on the books of the Company on the record date (February 15, 2002) on all business to come before the meeting. The presence of one-third of the Company's outstanding common shares in person or by proxy will constitute a quorum for the transaction of business at the Shareholder Meeting. Provided a quorum is present, Directors will be elected by a plurality of the votes validly cast in the election and the vote of a majority of the shares of common stock represented in person or by proxy will be sufficient for the transaction of any other business properly brought before the Shareholders Meeting. Abstentions from voting, including broker non-votes, with respect to shares present at the Shareholders Meeting in person or by proxy will have no effect in determining whether a quorum is present or on the election of Directors, but will have the effect of votes against any business other than the election of Directors.

OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS

FIVE PERCENT SHAREHOLDERS

The Company has four persons who beneficially own more than 5% of its outstanding common stock as reported on Schedule 13D filed with the Securities and Exchange Commission (SEC) and certain affiliates pursuant to the Securities Exchange Act of 1934. The following table and notes have been prepared in reliance upon such filing for the nature of ownership and an explanation of overlapping ownership.

Name and Address of Beneficial Owner -------------------	Amount and Nature of Beneficial Ownership Reported on Schedule 13G ------------------------	Percent Class -------
Fabrice Zambito	3,500,000	5.8%
Faris Heddo	15,947,559	26.2%
Michele Scott	12,688,315	20.8%
FondAction CSN	6,000,000 Class A Special Voting Shares	9.9%

The following table sets forth information regarding the beneficial ownership of common stock as of February 15, 2002, by each Director and Director nominee and the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company, who served in such capacities as of July 31, 2001, (the "named executive officers") and by all Directors and executive officers as a group.

Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and investment power with respect to the shares shown in the table to be owned by that person.

Name and Address of Beneficial Owner -------------------	Amount and Nature of Beneficial Ownership ------------------	Percent Class -------

Faris Heddo, CEO	15,947,559	26.2%
Michele Scott, CFO and Secretary	12,688,315	20.8%
Fabrice Zambito, Chairman Of The Board	3,500,000	5.8%
FondAction CSN (Stephane Morency, Director)	6,000,000	9.9%

* NOTE: Mr. Stephane Morency is representing FondAction CSN as a Director on the Board.

BOARD MEETINGS AND COMMITTEES

The Company's Board of Directors held six (6) meetings during 2001. Each Director attended 100% of the total number of meetings of the Board of Directors and the Committees on which he or she served during the year.

The Board of Directors has the following one (1) standing committees.

Executive Committee: The Executive Committee is authorized to review and make decisions on behalf of the full Board when the full Board is not available or cannot be contacted. The members of the committee are Faris Heddo, Chief Executive Officer; and Michele Scott, Chief Financial Officer and Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New

York Stock Exchange. Directors, executive officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of such forms, the Company believes that all Section 16(a) filing requirements applicable to its Directors and executive officers (the Company had no greater than 10% beneficial owners of its stock) were complied with for the year ending July 31, 2001.

A LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING WILL BE AVAILABLE TEN (10) DAYS BEFORE THE DATE OF THE MEETING AT THE COMPANY'S HEADQUARTERS DURING ORDINARY BUSINESS HOURS.

ELECTION OF DIRECTORS

The Board of Directors consists of four (4) Directors: all four will hold office for one year. All will remain in office until successors are duly elected and qualified. At each Annual Meeting of Shareholders of the Company, the Directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Shareholders.

If any nominee should become unable to serve, the persons named as proxies on the proxy card will vote for the person or persons the Board recommends, if any. The Board knows of no reason why any nominee will be unavailable or unable to serve.

Set forth below is their information about each Director nominee, including their business positions held during at least the past year, their ages and other Directorships held and periods of service as a Director of BUSINESSWAY INTERNATIONAL CORPORATION.

PROPOSAL 1:

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEE NAMED BELOW.

ONE YEAR APPOINTMENT TO THE BOARD

MR. FARIS HEDDO, 40.

Mr. Faris Heddo is the founder of BusinessWay Computer Centres in 1988. Mr. Heddo is one of the principal shareholders of BusinessWay International Corporation.

MS. MICHELE SCOTT, 38.

Ms. Michele Scott is the founder of Cor-Bit Peripherals Inc. in 1987. Ms. Scott is one of the principal shareholders of BusinessWay International Corporation.

MR. FABRICE ZAMBITO, 31.

Mr. Fabrice Zambito is Vice President of Computer Associates Canada, the world's leading business software company. After receiving a B.A.A. from Universite du Quebec Montreal, Mr. Zambito has held several sales and management positions with leading edge companies such as Canon Canada and Parametric Technology's, where he was instrumental in concluding several multi-million dollars transactions.

MR. STEPHANE MORENCY, 27.

Mr. Stephane Morency is the appointed representative of FONDACTION CSN Pour La Cooperation et L'Emploi in Quebec. The FondAction is one of BusinessWay's major shareholder.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors, on the recommendation of the Board Of Directors, appointed Robert M. Lawand, Chartered Accountant, as independent accountants to audit and report on the consolidated financial statements of the Company for 2001. Although ratification of the appointment of Robert M. Lawand, Chartered Accountant, by the shareholders is not required, the Board of Directors has determined that it is desirable to request ratification of such appointment. If ratification is not obtained, the Board of Directors will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE FOR THIS PROPOSAL. CORPORATE COUNSEL WILL HAVE AVAILABLE AT THE STOCKHOLDERS MEETING ALL DIRECTOR AND OFFICER'S QUESTIONNAIRES THAT MAY BE REVIEWED BY STOCKHOLDERS WITH PROPER IDENTIFICATION.

EXECUTIVE OFFICER COMPENSATION

Executive Compensation Summary Table

The following table sets forth certain information concerning total compensation for services rendered in all capacities awarded or paid by BusinessWay International Corporation's Chief Executive Officer and the Company's "named executive officers" for services rendered to the Company during 2001.
Name and Principal Position ------------------	Salary $ -------	Bonus $ -------	Other Annual Compensation $ -------------	All Other Compensation $ ------------

Faris Heddo Chief Executive Officer	40,000	N/A	N/A	N/A
Michele Scott Chief Financial Officer and Secretary	40,000	N/A	N/A	N/A
Fabrice Zambito Chairman Of The Board	N/A	N/A	N/A	N/A
Stephane Morency (FondAction CSN) Director	N/A	N/A	N/A	N/A

EMPLOYMENT AGREEMENTS

BusinessWay International Corporation has entered into employment agreements (the "Employment Agreements") with each Mr. John Heddo, Mr. Jimmy Foussekis, and Harvey Lalach.The Employment Agreements prohibit the executives from engaging in or advising, either directly or indirectly, any business, which is substantially competitive with any business then actively conducted. The Employment Agreements provide that BusinessWay International Corporation will have the right to terminate any executive's employment, and that any executive will have the right at any time to terminate his employment with BusinessWay International Corporation under the Employment Agreements. BusinessWay International Corporation will provide an executive with the following benefits in the event of termination by BusinessWay International Corporation other than for cause (as defined in the Employment Agreements) or by the executive for good reason (as defined in the Employment Agreements):

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS.

Except as indicated above, there are no employment contracts, compensatory plans or arrangements, including payments to be received from BusinessWay, with respect to any director or executive officer of BusinessWay which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with BusinessWay or its subsidiaries, any change in control of BusinessWay, or a change in the person's responsibilities following a change in control of BusinessWay.

COMPENSATION OF DIRECTORS

COMPENSATION

All Directors of the Company receive no compensation for serving on the Board of Directors of BusinessWay International Corporation.

EXPENSES OF SOLICITATION

The Company will bear the cost of soliciting proxies from its shareholders and have enlisted the help of brokerage houses in soliciting proxies from their customers. The Company will reimburse these institutions for out-of-pocket expenses, if any. In addition to be solicited through the mails, Directors, Officers and Employees of the Company or its subsidiaries may also solicit proxies personally or by telephone.

ANNUAL REPORT AND FORM 10-KSB

The 2001 Summary Annual Report of the Company was mailed to shareholders with this proxy statement. Upon request, the Company will furnish without charge a copy of the Company´s Annual Report on Form 10-KSB for the fiscal year ended July 31, 2001, including financial statements and schedules. The Form 10-KSB has been filed with the SEC and may be downloaded at http://www.sec.gov or the company´s web site at http://www.businessway.com/annualreport. This proxy statement and the 2001 Annual Report are also available at the Company´s Annual Shareholder Meeting.

2001 ANNUAL MEETING OF SHAREHOLDERS

The 2001 Annual Meeting of Shareholders is scheduled for Friday, March 8, 2002. The Board is empowered by the by-laws of the Company to change the time of the meeting.

Proposals of shareholders must be received by the Company no later than July 31, 2001, to be eligible for inclusion under the rules of the SEC in the Company´s proxy material for the 2001 Annual Meeting of Shareholders and must comply with such rules.

Under the Company's by-laws, proposals of shareholders not included in the proxy materials may be presented at the 2001 Annual Meeting of Shareholders only if the Company's Corporate Secretary has been notified of the nature of the proposal and is provided certain additional information at least sixty days but not more than ninety days prior to January 31, 2002, (subject to exceptions if the 2001 Annual Meeting is advanced by more than 30 days and the proposal is a proper one for shareholder action).

Shareholders wishing to suggest candidates to the Company as possible nominees for Directors may submit names and biographical data to the Corporate Secretary of the Company.

The Company's by-laws also require that notice of nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, must be received by the Corporate Secretary at least sixty days but not more than ninety days prior to January 31, 2002, (subject to exceptions if the 2001 Annual Meeting of Shareholders is advanced by more than 30 days). The Notice must present certain information concerning the nominees and the shareholders making nominations. The Corporate Secretary must receive a statement of any nominee's consent to serve as a Director if elected.

By Order of the Board of Directors

/s/ MICHELE SCOTT

Michele Scott

Corporate Secretary

February 15, 2002

BUSINESSWAY INTERNATIONAL'S AUDITED FINANCIAL FOR 2001

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of

BusinessWay International Corporation

Montreal, Quebec

We have audited the consolidated balance sheets of BusinessWay International Corp. as of July 31, 2001 and 2000, and the consolidated statements of operations, cash flows and stockholders´ equity for the two years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the consolidated financial position of BusinessWay International Corp. as of July 31, 2001 and 2000, and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles in the United States. The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in Note 1 to the financial statements , the company has a working capital problem that could affect its ability to meet its payments. This raises substantial doubt about its ability to continue as a going concern. Management´s plan in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

October 31, 2001

/s/ Robert M. Lawand

Robert M. Lawand, C.A

Montreal, Quebec

BUSINESSWAY INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
AS OF JULY 31,

	2001	2000
Current Assets
Accounts receivable net.................................	$ 661,597	$ 548,003
Inventory.................................................	130,134	209,030
Prepaid Expenses..........................................	3,386	7,045
	----------	---------
Total Current Assets..............................	795,117	764,078
Deferred Income Taxes.....................................	209	0
Capital Assets............................................	552,564	56,153
	----------	---------
Total Assets......................................	$1,347,890	$ 820,445
	==========	=========
Current Liabilities
Bank Indebtedness.........................................	$ 251,447	$ 49,725
Accounts Payable..........................................	422,979	461,311
Income Taxes Payable......................................	0	4,876
Current portion of long-term debt.........................	1,863	7,625
Advance from a director...................................	55,307	63,902
	----------	---------
Total Current Liabilities.........................	731,596	587,439
Long Term Debt....................................	0	1,975
Due To Shareholders...............................	0	116,492
	----------	---------
Total Liabilities.................................	731,596	705,906
	----------	---------
Shareholders Equity
Share Capital.............................................	42,386	14
Additional Paid-In Capital................................	749,779	0
Other Comprensive Income..................................	7,450

Retained Earnings (Deficit)...............................	(183,321)	114,525
	----------	---------
Total Equity......................................	616,294	114,539
	----------	---------
Total Liabilities and Equity......................	$1,347,890	$ 820,445
	==========	=========

See accompanying summary of accounting policies and notes to financial statements.

BUSINESSWAY INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
FOR THE YEARS ENDED JULY 31,

	2001	2000
	------	------

Loss For The Year.........................................
Other Comprehensive Income (Loss).........................
Foreign Currency Translation Adjustment...................	(7,464)	14
	----------	----------
Consolidated Comprehensive Loss...........................	(305,304)	7,554
Basic and Diluted Comprehensive Loss Per Share............	(0.005)	0.000
Weighted Average Number of Shares Outstanding.............	58,655,667	16,283,122
	----------	----------

See accompanying summary of accounting policies and notes to financial statements.

BUSINESSWAY INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS´ EQUITY
FOR THE YEARS ENDED JULY 31, 2001 AND 2000

	COMMON STOCK --------------------		ADDITIONAL PAID IN CAPITAL	OTHER COMPREHENSIVE INCOME	RETAINED EARNINGS (DEFICIT)	TOTALS STOCKHOLDERS´ EQUITY
	SHARES	AMOUNT
	--------	--------	--------	--------	--------	--------
BALANCES JULY 31, 1998
...................	16,283,122	$ 14	$ 0	($ 14)	$ 114,539	$ 114,539

Common stock issued for
Acquisition of Cor-Bit
Peripherals Inc. and
BusinessWay Computer
Centre Inc.	40,000,000	40,000	628,896			668,896
Share issue expenses			(66,890)			(66,890)
Proceeds of private placement
	422,545	422	189,723			190,145
Shares issued for services
	1,950,000	1,950	(1,950)
Translation adjustment			7,464			7,464
Net Loss for the year					(297,860)	(297,860)
Balance , July 31, 2001

See accompanying summary of accounting policies and notes to financial statements.

BUSINESSWAY INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED JULY 31,

	2001	2000
	-----------	-----------

CASH PROVIDED BY ( USED IN ) OPERATING ACTIVITIES
Net Income (loss).........................................	$(297,860)	$7,540
Items not requiring cash outlay
Amortisation..............................................	109,317	18,674
Sub-total.................................................	(188,543)	26,214
Changes in non-cash working capital items Accounts receivable	(113,594)	(21,179)
Inventory.................................................	78,896	55,200
Prepaid Expenses..........................................	3,659	1,050
Accounts Payable and accruals.............................	(38,332)	18,500
Income Taxes Payable......................................	(4,876)	1,950
Translation adjustment....................................	1,707	0
Funds generated from (used in) operations.................	(261,083)	81,735
CASH PROVIDED BY ( USED IN ) FINANCING
Advance from a director...................................	(8,595)	0
Share capital.............................................	42,372	0
Additional paid-in capital................................	749,779	0
Increase( decrease) long term debt........................	(1,975)	(7,550)
Due to shareholders.......................................	(116,492)	3,500
Funds generated from (used in) financing..................	665,089	(4,050)
CASH PROVIDED BY ( USED IN ) INVESTMENTS
Acquisition of capital assets.............................	(605,728)	(22,500)
Acquisition of capital assets.............................	(605,728)	(22,500)
FUNDS (USED IN)GENERATED FROM INVESTMENTS.................	(605,728)	(22,500)
NET CHANGE FOR THE YEAR...................................	($201,722)	$55,185
CASH (DEFICIENCY) BEGINNING OF YEAR.......................	($49,725)	($104,910)
CASH END OF YEAR..........................................	($251,447)	($49,725)
	==========	==========

See accompanying summary of accounting policies and notes to financial statements.

BUSINESSWAY INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JULY 31,

	2001	2000
	---------	---------

SALES......................................................	$2,309,352	$2,956,012
COST OF SALES..............................................	1,910,076	2,481,834
	-----------	-----------
GROSS PROFIT...............................................	399,276	474,178
EXPENSES
SELLING...................................................	315,541	320,925
ADMINISTRATIVE............................................	343,531	125,051
FINANCIAL INTEREST PAID.................................	38,064	19,460
TOTAL EXPENSES............................................	697,136	465,436
NET INCOME BEFORE INCOME TAX	(297,860)	8,742
PROVISION FOR INCOME TAXES
CURRENT...................................................	0	2,821
DEFERRED..................................................	0	(1,619)
	-----------	-----------
	0	1,202
		-----------
NET INCOME(LOSS)	$(297,860)	$7,540
NET INCOME (LOSS) PER SHARE -BASIC AND DILUTED.............	$(0.005)	$0.001
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING..............	58,655,667	16,283,122

See accompanying summary of accounting policies and notes to financial statements.

BUSINESSWAY INTERNATIONAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS AT JULY 31, 2001

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States. The significant accounting principles are as follows:

(a) Consolidated financial statements and basis of presentation: The consolidated financial statements include the accounts of BusinessWay International Corp. and the accounts of Cor-bit Peripherals Inc. ,Le Groupe BusinessWay Inc. , BusinessWay Computer Centre Inc. , 3739007 Canada Ltd. and 3423336 Canada Ltd.(inactive). All inter-company transactions and balances have been eliminated.

(b) Cash and cash equivalents: The Corporation considers all investments that are highly liquid with an original maturity of three months or less and readily convertible into cash to be cash equivalents.

(c) Property and equipment: Property and equipment are stated at cost. Depreciation is provided using the following method s Furniture and equipment 20 % declining balance method Computer equipment 30% declining balance method Leasehold improvements 20% declining balance method

Master Franchise Development straight line over five years The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be fully recoverable.

(d) Research and development expenditures: Research and development expenditures, if any, are expensed as incurred.

(e) Foreign exchange: Foreign denominated assets and liabilities of the foreign subsidiary are translated at the rate of exchange prevailing at the balance sheet date whereas its revenues and expenses are translated at the monthly average exchange rate prevailing during the period. Translation adjustments that result from translating foreign currency financial statements are included in a separate component of stockholders' equity. Other foreign exchange gains and losses are included in the determination of net earnings.

(f) Income taxes: The Corporation uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognised for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carry-forwards, to the extent that realisation of such benefits is more likely than not. To the extent that management does not consider their reliability to be more likely than not, a valuation allowance is provided for the difference. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognised in income in the period that includes the enactment date.

(g) Comprehensive income: Effective January 1, 1998, the Corporation adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, which establishes new rules for the reporting and display of comprehensive income and its components.

(h) Stock issued to employees: The Corporation applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion no. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for stock option agreements. As such, compensation expense would be recorded on the date of grant only if the then current market price of the underlying stock exceeded the exercise price.

(i) Impairment of long-lived assets and long-lived assets to be disposed of: The Corporation accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognised is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(j) Net loss per share: Net loss per share is computed using the weighted average number of shares outstanding during the period. The fully diluted loss per share has not been disclosed because the effect of common shares issue-able upon the exercise of options and warrants is anti-dilutive.

(k) Dividends: The Corporation has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

(l) Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(m) Warranty repair expenses are immaterial and no reserve for warranty repairs has been established.

(n) BusinessWay also increased its authorised capital from 100,000,00 shares of $0.001 par value common stock and 40,000,000 Class A Special Voting shares, without par value, to 300,000,000 shares of $0.001 par value common stock and 120,000,000 Class A Special Voting Shares, without par value, (the "Capital Increase"). See the Form DEF 14C which have been previously filed with the Securities and Exchange Commission and which are incorporated herein by this reference. See Part III, Item 13.

(o) The Company has obtained a line of credit facility with a banking institution in Canada enabling it to borrow up to $231,000 based on accounts receivable and inventory provided as security to the bank.

(p) On September 13, 2000, the directors of the Company adopted the Company's Non-Qualified Stock Option Plan, pursuant to which the Plan Administrator is authorised to grant up to a total of 2,500,000 common shares. Reference is made to the information under the heading "SHARE EXCHANGE AGREEMENT - BUSINESSWAY COMPUTER CENTRE, INC. AND COR-BIT PERIPHERALS, INC." appearing under "Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION" appearing in the Form 10-QSB of GlobalNetCare for the period ended June 30, 2000, as filed with the Securities and Exchange Commission (the "Acquisition Information"), and the Acquisition Information is hereby incorporated by reference. Under the terms of the Acquisition, GlobalNetCare has agreed to issue options to Faris Heddo to purchase 600,000 Common Shares of GlobalNetCare ("Shares") at $.50 per share and to purchase 500,000 Shares at $1.00 per share (collectively, the "Heddo Option Rights") as consideration for his agreement to serve as President, Chief Executive Officer, and a Director of GlobalNetCare. Pursuant to the Heddo Option Rights, on September 12, 2000, GlobalNetCare authorised the issuance of options to Mr. Heddo to purchase 100,000 Shares at $.50 per share. Under the terms of the Acquisition, GlobalNetCare has agreed to issue options to Michele Scott to purchase 600,000 Common Shares of GlobalNetCare ("Shares") at $.50 per share and 500,000 Shares at $1.00 per share (collectively, the "Scott Option Rights") as consideration for her agreement to serve as Chief Financial Officer, Vice President, Secretary and a Director of GlobalNetCare. Pursuant to the Scott Option Rights, on September 12, 2000, GlobalNetCare authorised the issuance of options to Ms. Scott to purchase 150,0000 Shares at $.50 per share. There were no exercises of stock options or free-standing Stock Appreciation Rights during the fiscal year ended July 31, 2001 by any of the Company's officers or directors.

q) The company 's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realisation of assets and liquidation of liabilities in the normal course of business. However, the company due to reduce sales volume has had difficulty in planning its future cash flow needs. Without realisation of additional capital, it would be unlikely for the company to continue as a going concern. It is management's plan to seek additional capital in connection with any business opportunities including business combination

NOTE 2. ORGANIZATION AND BUSINESS ACTIVITIES

The Company was organized on October 30, 1980, under the laws of the state of Florida as C.N.W. Corp. On February 1, 1981, the Company issued 1,000 shares of its $1 par value common stock for services of $1,000. The Company did not have any activity before 1998 and, accordingly, commencement of its development stage is considered to be at the beginning of 1998. On July 21, 1998, the Company increased its capitalization from 1,000 common shares to 50,000,000 common shares. The par value was changed from $1 to $0.001. On July 21, 1998, the Company changed its name to C.N.W. of Orlando Ltd., and on December 28, 1998 it changed its name to GlobalNetCare Inc. On February 3, 1998, the Company incorporated its wholly-owned subsidiary, 3423336 Canada Ltd., a Canadian company, to develop a medical Website. However, the anticipated plans and operations of the Company for its medical Website have not and will not be achieved or pursued further. Due to its inability to generate sufficient revenues from these operations, the Company has decided to pursue a different line of business. The Corporation continues to operate the medical Website on a scaled down basis. With the completion of the acquisition of Cor-bit Peripherals Inc. and BusinessWay Computer Center Inc. on September 12, 2000 (the "Acquisition"), the Company is no longer considered a development stage enterprise since Cor-bit Peripherals Inc. has an income stream that has been established for many years. Under the terms of a Share Exchange Agreement signed September 12, 2000 (the "Exchange Agreement"), the Company incorporated another wholly-owned subsidiary, 3739007 Canada Ltd., for the purpose of acquiring Cor-Bit Peripherals Inc. and BusinessWay Computer Center Inc. Under the Exchange Agreement, the Company acquired the shares of Cor-Bit Peripherals Inc. and BusinessWay Computer Center Inc. in exchange for 40,000,000 convertible Preferred Shares (the "Preferred Shares") of 3739007 Canada Ltd. (which are exchangeable for the same number of shares of the Company's common stock) and 37,923,891 Class A Special Voting Shares in the capital of the Company (the "Special Voting Shares"). The Special Voting Shares, which have no right to dividends and will be outstanding only until the Preferred Shares are exchanged, were issued to the principal owners of the acquired companies. Subsequently, Cor-Bit Peripherals Inc., a wholly-owned subsidiary of BusinessWay International Corp., acquired for $1.00, all of the outstanding voting shares of Le Groupe BusinessWay Inc., which owns master franchiser rights for future sale of franchises bearing the name BusinessWay.

NOTE 3. PROPERTY AND EQUIPMENT:
		ACCUMULATED AMORTIZATION	NET BOOK 2001	VALUE 2000
COST
Leasehold Improvements.....	40,930	11,510	29,420	13,493
Computer...................	116,676	41,887	74,789	27,757
Furniture and fixtures.....	32,316	14,892	17,424	14,903
Master franchiser Rights..	506,865	75,934	430,931	0
	696,787	144,223	552,564	56,153

NOTE 4. SHARE CAPITAL:
	2001	2000
Authorised: 300,000,000 common shares, Par value of US$0.001 per share

Issued and outstanding:
58,655,667 common shares (2000 16,283122)	$42,386	$14

(a) Issue of shares: As indicated in note 1, the Corporation effected a thousand-for-one split of its common stock during 1998. In addition, the par value of the Corporation's common stock was changed from $1.00 to $0.001 per share and authorised shares of common stock were increased from 1,000 to 50,000,000 shares. In 1999, the Corporation issued 197,471 common shares for a cash consideration of $536,000. In addition, 24,908 common shares were issued as share issuance costs for an amount of $64,761. The Corporation also issued 1,500,000 common shares to employees and subcontractors for services rendered and license fees totalling $1,205,675.

(b) Stock options:

(i) Options granted: The Corporation granted options to employees . In the opinion of management, certain options were cancelled in accordance with termination clauses of such agreements. Changes in and certain service outstanding options were as follows:
		Exercise price
	Number	per share
Options outstanding, August 1 ,2000	-	-
Granted. . . . . . . . . . . . . .	2,200,000	$0.50
Options outstanding, July 31,2001	2,200,000

Options granted have to be exercised over a period not exceeding fifteen years.
At July 31, 2001, 2,200,000 outstanding options are exercisable.

  Stock-based compensation: Stock-Based Compensation The Company applies APB Opinion 25 and related interpretations in accounting for its Stock Incentive Plan. Under APB 25, when the exercise price of employee stock options equals or is greater than the market price of the underlying stock on the date of grant, no compensation expense is recognised.

  Warrants: In connection with issuance of shares, the Corporation has not issued any warrants.

NOTE 5. COMMITMENTS:

a) The Corporation leases its office and retail space under a leases expiring up to 2003. At July 31, 2001, future minimum rental payments required under the terms of the operating lease that have initial or remaining terms in excess of one year are as follows:

2002 $ 20,883

2003 $ 7,219

NOTE 6. INCOME TAXES:

In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and tax planning strategies in making this assessment. Since the Corporation is a development stage corporation, the generation of future taxable income is dependent on the successful commercialization of its products and technologies.

NOTE 7. FINANCIAL INSTRUMENTS:

(a) Foreign currency risk management: Options are exercisable in US dollars. Ultimate proceeds upon exercise of options may vary due to fluctuations in the value of the Canadian dollar relative to the US currency.

(b) Credit risk: Financial instruments that potentially subject the Corporation to significant concentrations of credit risk consist principally of short-term investments and accounts receivable. The Corporation has investment policies that require placement of short-term investments in financial institutions evaluated as highly creditworthy. In the normal course of business, the Corporation evaluates the financial condition of the parties with which it contracts on a continuing basis and reviews the credit worthiness of all new parties. The Corporation determines an allowance for doubtful accounts to reflect specific risks.

(c) Fair values: The following table presents the carrying amounts and estimated fair values of the Corporation's financial instruments at July 31, 2001 and July 31, 2000. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Fair value estimates are made as of a specific point in time using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.
	Carrying Amount 2001	Fair Value 2001	Carrying Amount 2000	Fair Value 2000

Financial assets:
Cash and cash equivalents....	$ -	$ -	$ -	$ -
Accounts receivable..........	661,597	661,597	548,003	548,003
Financial liabilities:
Bank indebtedness............	251,447	251,447	49,725	49,725
Accounts payable.............	422,979	422,979	461,311	461,311
Other current liabilities....	1,863	1,863	76,403	76,403

The carrying amounts shown in the table are included in the consolidated balance sheet under the indicated captions. The following method and assumption were used to estimate the fair value of each class of financial instruments: Cash and cash equivalents, sales tax receivable, accounts payable, accrued liabilities and advances from a director. The carrying amounts approximate fair value because of the short maturity of these instruments.

NOTE 8. CONTINGENCY:

The Corporation is not a party to any pending action for damages of a material amount.

NOTE 9. RELATED PARTY TRANSACTIONS:

During 2001, the Corporation acquired the all the outstanding common voting shares of the company Le Groupe BusinessWay from a director for a total sum $1. This company had the franchiser rights for the BusinessWay retail chain. During the year, the Company repaid a former director advances owing amounting to $63,902. Since October 2000, Faris Heddo, majority shareholder and director advanced to the company $55,307 which were non-interest bearing and repayable in the next year.

NOTE 10. SUBSEQUENT EVENTS:

There were no material events subsequent to the year ending July 31,2001

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 22, 2000, the Company engaged KPMG LLP, Chartered Accountants, to prepare the audited consolidated financial statements for the fiscal year ended December 31, 1999. Prior to engaging KPMG LLP, the Company did not consult KPMG LLP regarding the application of accounting principles to any specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements. There were no disagreements with the Company's former auditor, Councilor, Buchanan & Mitchell, P.C., Certified Public Accountants, regarding any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any other matter. On November 17, 2000, the Registrant terminated KPMG LLP as its independent accountant. KPMG's reports on the Registrant's financial statements did not contain, for either of the past two years, an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, auditing scope or accounting principles.

The decision to change accountants was considered and approved by the Board of Directors of the Registrant on November 17, 2000. In connection with their audits for the years 1998 and 1999 and through November 17, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for those years. On November 17, 2000, Robert M. Lawand, C.A. was engaged as the new independent accountant for the Registrant to be the principal accountant to audit the Registrant's financial statements. During the years 1998 and 1999 and through November 17, 2000, the Registrant has not consulted with Robert M. Lawand, C.A. on (1) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements and either written or oral advice was provided that was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or

(2) any disagreements with KPMG LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to KPMG LLP's satisfaction would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

PROXY	BUSINESSWAY INTERNATIONAL CORPORATION 117 GUN AVENUE MONTREAL, QC H9R 3X2
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of BUSINESSWAY INTERNATIONAL CORPORATION (the "Company") hereby appoints Fabrice Zambito as the attorney and proxy of the undersigned, with the powers the undersigned would posses if personally present and with full power of substitution, to vote all shares of Common Stock of the Company at the Annual Meeting of Stockholders of BusinessWay International Corporation to be held on Friday, March 8, 2002 at 9:00 a.m. Eastern time at the Holiday Inn Pointe-Claire, 6700 Rte Transcanadienne, Pointe-Claire, Quebec, and at any adjournments or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below.

Proposal 1. Election of Directors. Nominees: Fabrice Zambito, Faris Heddo, Michele Scott, Stephane Morency rep. FondAction
[ ] For	[ ] Withheld

(To withhold vote for individual nominee write that name here:) ___________________________________________________________________

Proposal 2. Ratification of appointed independent chartered accountant Robert M. Lawand C.A..
[ ] For	[ ] Against	[ ] Abstain

Proposal 3. In their discretion, upon other matters as they may properly come before the meeting.

(Continued and to be signed on the other side.)

Continued from other side.)

You are encouraged to specify your choices by marking the appropriate Boxes (see reverse side) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named on the reverse side as agents and proxies cannot vote your shares unless you sign and return this card.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made this proxy will be voted FOR Proposals 1 2 and 3.

Dated this day of , 2002.

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(Name)

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Signature(s)